EXHIBIT 10.12

                                  OFFICE LEASE


         THIS LEASE is made and entered into this 30th day of April, 1996 by and between FIRST LEHIGH BANK, a Pennsylvania banking corporation, hereinafter referred to as "Lessor", and KEVIN
T. FOGERTY, ATTORNEY,  hereinafter referred to as "Lessee".



                              W I T N E S S E T H:


         WHEREAS, Pond Associates, a Pennsylvania limited partnership, hereinafter referred to as "Owner", is the owner of the real estate and office building know as Lot #9, Winchester Plaza, South
Whitehall Township, Lehigh County, Pennsylvania. The aforesaid real estate and office building erected thereon is hereinafter referred to as the "Premises";

         WHEREAS, the Lessor herein has leased the Premises from Owner pursuant to a lease bearing even date herewith; and

         WHEREAS, Lessor desires to sublease a portion of the Premises to Lessee and Lessee desires to lease a portion of the Premises from Lessor.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable consideration, Lessor leases to Lessee, and Lessee leases from Lessor, the Premises according to the following terms and conditions:



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                     ARTICLE 1 - DESCRIPTION OF RENTAL SPACE

     The premises subject to this lease shall consist of those areas described in Exhibit "A" attached hereto. The aforesaid portion of the Premises shall be hereinafter referred to as the "Rental Space".

                                ARTICLE 2 - TERM

     2.1 Lease Term. The term of this lease shall be five(5) years commencing on April 30, 1996, and ending on April 30, 2001, unless sooner terminated or extended as provided in this Lease.

     2.2 Holdover. If Lessee holds over and continues in possession of the Rental Space after expiration of the term of this Lease or any extension of that term, other than as provided in herein, Lessee will be deemed to be occupying the Rental Space on the basis of a month-to-month tenancy, subject to all of the terms and conditions of this Lease.

                                 ARTICLE 3. RENT

     3.1 Basic Rent. Lessee will pay to Lessor the sum of Eighteen Thousand Eight Hundred Thirty and 00/100 Dollars ($18,830.00) per annum for the first year of the initial term. Lessee will pay to Lessor the sum of Nineteen Thousand Five Hundred Two Dollars and Fifty Cents ($19,502.50) for the second year of the initial term. Lessee will pay to Lessor the sum of Twenty Thousand One Hundred Seventy Five Dollars ($20,175.00) per year for the 3rd, 4th, and 5th years of the initial term.

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All rents shall be paid in twelve (12) equal monthly installments, in advance, on the first day of each month. This will be known as the "basic rent." Rent for any fractional month at the beginning or end of the Lease term shall be pro rated on a per diem basis.

                         ARTICLE 4. USE OF RENTAL SPACE

     4.1 Permitted Use. Lessee will use the Rental Space only for proper purposes, which uses shall be limited to use as a Law Office or other office uses.

     4.2 Insurance Hazards. Lessee shall not use the Rental Space nor permit it to be used in any manner that will cause a cancellation of, or an increase in the existing rates for, fire, liability, or other insurance policies insuring the Lessor for any liability in connection with ownership of the Premises.

     4.3 Waste, Nuisance, or Illegal Uses. Lessee shall not use the Rental Space or permit it to be used in any manner that results in waste of the Rental Space or Premises or constitutes nuisance. Lessee shall not use the Rental Space or permit it to be used for any illegal purpose. Lessee at its own expense will comply, and will cause its officers, employees, agents, and invitees to comply, with all applicable laws and ordinances, and with all applicable rules and regulation of governmental agencies concerning the use of the Premises.


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                 ARTICLE 5. SERVICES, MAINTENANCE, AND SURRENDER

     5.1 Use of Common Areas. Elevators, stairs, hallways, lobbies, parking lots, walkways and all other common areas of the Premises are for the joint use of all Tenants of the Premises. Lessee and its officers, employees, agents, and invitees will use such common areas in a reasonable, orderly, and sanitary manner in cooperation with all other Tenants and their officers, employees, agents, and invitees.

     5.2 Services and Maintenance by Lessor. So long as Lessee is not in default under the terms of this Lease, Lessor shall furnish the Premises with the following services and maintenance at Lessor's sole expense and shall pay all expenses incurred in the operation and maintenance of the building when due:

          (a) Heat and Air Conditioning. Heat and air conditioning from every day during the customary periods of the year when such are necessary. Lessee shall be responsible to pay their pro-rata share (18.70%) expense of the monthly heating and air conditioning costs incurred for the third floor.

          (b) Elevators. Elevator service for the use of Lessee and the invitees of Lessees and occupants.

          (c) Electricity. Electric service for lighting and ordinary business appliances. Lessee shall be responsible to pay their pro-rata share(18.70%)expense of the monthly electrical costs incurred for the third floor.

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          (d) Fire Sprinkling System. A fire sprinkling system.

          (e) Janitorial Service. Usual janitorial and maintenance service, including sweeping and waxing of floors, removal of trash and garbage and cleaning of windows, for and in the Rental Space at Lessee's expense.

          (f) Water. Hot and cold water for lavatory and drinking purposes. Lessee shall be responsible to pay a proportionate share of the monthly water and sewer charges based on an equitable percentage (18.70%)to be subsequently agreed upon by Lessor and Lessee.

          (g) Insurance. Lessor will maintain fire and casualty insurance on the Premises.

     5.3 Curtailment or Interruption of Service. Lessor reserves the right to interrupt, curtail, or suspend the provision of any utility service to which Lessee may be entitled when necessary by reason of accident or emergency or for repairs, alterations, or improvements that Lessor deems desirable or necessary, or due to difficulty in obtaining supplies or labor or for any other cause beyond the reasonable control of Lessor. The work of such repairs, alterations, or improvements shall be made with reasonable diligence. Lessor shall in no respect be liable for any failure of the utility companies or governmental authorities to supply utility services to Lessee or for any limitation of supply resulting from governmental order or directives. Lessee shall claim no

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diminution or abatement of rent, nor damages, by reason of such interruption, curtailment, or suspension, nor shall this Lease or any of Lessee's obligations by reduced or affected.

     5.4 Maintenance and Surrender by Lessee. Lessee shall maintain the Rental Space throughout the Lease term, and keep them free from waste or nuisance. Upon termination of the Lease, Lessee shall deliver the Rental Space in as good a condition and state of repair as it was at the time Lessor delivered possession to Lessee, except for reasonable wear and tear and damage by fire, flood or other casualty. In the event Lessee should neglect to reasonably maintain the Rental Space, Lessor shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs incurred for such repairs or corrections for which Lessee is responsible under this Paragraph shall be payable by Lessee to Lessor as additional rent on the next rent installment date.

     5.5 Consideration for Other Tenants. Lessee will conduct itself, and will cause its officers, employees, agents, and invitees to conduct themselves, with full regard for the rights, convenience, and welfare of all other Tenants in the Premises.

                                ARTICLE 6. TAXES

     6.1 Personal Property Taxes. Lessee shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Lessee in or on the Rental Space. If any such

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taxes for which Lessee is liable are levied or assessed against Lessor or
Lessor's property, and if Lessor elects to pay them, or if the assessed value of Lessor's property is increased by inclusion of personal property, furniture, or fixtures placed by Lessee in the Rental Space, and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor on demand that part of the taxes for which Lessee is primarily liable under this Article.

                       ARTICLE 7. ALTERATIONS, ADDITIONS,
                           IMPROVEMENTS, AND FIXTURES

     7.1. Consent of Lessor. Lessee shall not make any alterations, additions, or improvements to the Rental Space without the prior written consent of Lessor. Consent for nonstructural alterations, additions, or improvements shall not be unreasonable withheld by Lessor. Lessor agrees that it is responsible to provide the building shell; heating, ventilation and air conditioning system throughout the Rental Space; plumbing connections to main bathrooms and basic bathroom fixtures and construction of main bathrooms similar to those on the third floor of the Building; and construction and finishing of all common areas.

     7.2 Property of Lessor. All alterations, additions, or improvements made by Lessee shall become the property of Lessor at the termination of this lease.

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     7.3 Trade Fixtures. Lessee has the right at all times to erect or install furniture and fixtures, provided that Lessee complies with all applicable governmental laws, ordinances, and regulations. Lessee shall have the right to remove such items at the termination of this Lease, provided Lessee is not in default at that time and the fixtures can be removed without structural damage to the Rental Space. Prior to the termination of this Lease, Lessee must repair any damage to the Rental Space. Prior to the termination of this Lease, Lessee must repair any damage caused by removal of any fixtures. Any furniture or fixtures that have not been removed by Lessee at the termination of this Lease shall be deemed abandoned by Lessee and shall automatically become the property of Lessor.

                        ARTICLE 8. DAMAGE OR DESTRUCTION

     8.1 Notice to Lessor. If the Rental Space or any structures or improvements on the Premises should be damaged or destroyed by fire, flood, or other casualty, Lessee shall give immediate written notice of the damage or destruction to Lessor, including a description of the damage and, as far as known to Lessee, the cause of the damage.

     8.2 Total Destruction. If the Rental Space are totally destroyed by fire, flood, or other casualty, or if the Premises should be so damaged by such a cause that rebuilding or repairs cannot be completed within sixty (60) working days, this Lease

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shall at the option of either Lessee or Lessor terminate, and rent shall be abated for the unexpired portion of this Lease, effective as of the date of written notification.

     8.3 Partial Destruction. If the Rental Space or Premises are damaged by fire, flood, or other casualty but not to such an extend that rebuilding or repairs cannot reasonably be completed within sixty 60) working days, this Lease shall not be terminated except as provided in Sub-paragraphs (a) and (b).

          (a) If the partial destruction of the Rental Space occurs prior to the final twelve months of the Lease term (which shall include any exercised option to extend). Lessor shall, at its sole cost and risk, proceed immediately to rebuild or repair the damaged buildings and improvements to substantially the condition in which they existed prior to such damage. If the Rental Space is untenantable in whole or in part following such damage, the rent payable during the period in which it is untenantable shall be adjusted equitably.In the event that Lessor should fail to complete such rebuilding or repairs within sixty (60) working days from the date of written notification by Lessee to Lessor of the occurrence of the damage, Lessee may terminate this Lease by written notification to Lessor. On such notification, all rights and obligations under this Lease shall cease.

          (b) If partial destruction of the Rental space occurs in the

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     final twelve (12) months of the Lease term (which shall include any exercised options to extend), Lessor need not rebuild or repair the Rental Space. If Lessor elects not to rebuild or repair the Rental Space and the Rental Space is untenantable in whole or in part following such damage, Lessee may elect to terminate the Lease or to continue the Lease with the rent for the remainder of the Lease period adjusted equitably.

                            ARTICLE 9. CONDEMNATION

     9.1 Total Condemnation. If the whole of the Premises shall be taken by any public or quasi public authority under the power of eminent domain, condemnation, or expropriation or in the event of a conveyance in lieu thereof, then this Lease shall terminate on that date and Lessee shall have no claim against Lessor or the condemning authority for the value of the unexpired term of this Lease.

     9.2 Partial Condemnation. If any part of the Premises shall be so taken or conveyed and if such partial taking or conveyance shall render the Rental Space unsuitable for the business of the Lessee, then the term of this Lease shall cease and terminate as of the date on which possession of the Rental Space is required to be surrendered to the condemning authority. Lessee shall have no claim against Lessor or the condemning authority for the value of any unexpired portion of this Lease. In the event

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such partial taking or conveyance is not extensive enough to render the Rental
Space unsuitable for the business of Lessee, this Lease shall continue in full force and effect except that the rent shall be adjusted equitably during the unexpired portion of the Lease.

     9.3 Lessor's Damages. In the event of any condemnation or taking, whether whole or partial, the Lessee shall not be entitled to any part of the award. Lessee hereby expressly waives any right or claim to any part of such amount and assigns to Lessor any such right or claim to which Lessee might become entitled.

     9.4 Lessee's Damages. Although all damages in the event of any condemnation are to belong to the Lessor, Lessee shall have the right, to the extent that it shall not diminish the Lessor's award, to claim and recover from the condemning authority, such compensation as may be separately awarded or recoverable by Lessee under the Eminent Domain Code in Lessee's own right for or on account of, and limited solely to, any cost to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements, and equipment.

                        ARTICLE 10. RULES AND REGULATIONS

     10.1 Lessee and Lessee's officers, employees, agents, and invitees will comply fully with all of the rules and regulations of the Premises and related facilities as published by the Lessor and Owner from time to time. Lessor shall at all times have the right

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to make reasonable changes, additions or deletions to these rules and regulations for the purpose of ensuring or enhancing the safety, care, cleanliness, maintenance, or preservation of the Premises and related facilities and Premises, as well as for the purpose of preserving good order in and at Premises. Lessee and its officers, employees, agents, and invitees will be bound by any such changes, additions, or deletions to the rules and regulations on receipt by Lessee of written notice from Lessor setting forth the changes, additions, or deletions. Lessee shall be responsible for the compliance of its officers, employees, and invitees with all such rules and regulations.

                        ARTICLE 11. INSPECTION BY LESSOR

     11.1 Lessor and its agents, employees, and representatives shall have the right to enter the Rental Space at all reasonable hours, whether or not during normal business hours, for purposes of inspection, cleaning, maintenance, repairs, alterations, or additions as Lessor may deem necessary (but Lessor assumes no obligation to make repairs in the Rental Space except as expressly provided in this Lease), or to show the Rental Space to prospective Lessees, purchasers, or lenders. Lessee shall not be entitled to any abatement or reduction of rent by reason of the entry of Lessor or any of its officers, agents, representatives, or employees pursuant to this article, nor shall such entry be deemed an actual or constructive eviction.

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                          ARTICLE 12. MECHANICS' LIENS

     12.1 The Lessee shall not cause or permit any mechanics liens to be filed at any time against the Premises or any part of the Premises in connection with any work done by it or caused to be done by it. If any such lien should be filed, the Lessee shall promptly cause it to be discharged of record by payment, deposit, bond, order of court, or otherwise.

                             ARTICLE 13. INDEMNITY

     13.1 Lessee agrees to indemnify and hold Lessor and Owner harmless against any and all claims, demands, damages, costs, and expenses, including reasonable attorneys' fees for the defense of such claims and demands arising from the conduct or management of Lessee's business on the Premises or its use of the Rental Space, or from any breach on the part of Lessee of any conditions of this Lease, or from any act or negligence of Lessee, its officers, agents, contractors, employees, sublessees, or invitees in or about the Premises. In case of any action or proceeding brought against Lessor by reason of any such claim, Lessee, on notice from Lessor, agrees to defend the action or proceeding.

                       ARTICLE 14. ASSIGNMENT AND SUBLEASE

     14.1 Assignment and Subletting by Lessee. Lessee shall not have the right to further assign this Lease or further sublet the Rental Space without the prior written approval of Lessor. Any further assignment or subleasing shall not relieve Lessee from its

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liability under the terms and conditions of this Lease, and any assignee of
Lessee shall be bound unconditionally by and perform all of the obligations of Lessee under this Lease.

     14.2 Assignment of Lessor. Lessor is expressly given the right to assign any or all of its interest under the terms of this Lease.

                               ARTICLE 15. DEFAULT

     15.1 Lessee's Default. Each of the following events shall be deemed to be events of default by Lessee under this Lease:

          (a) Lessee fails to pay any installment of rent due under this Lease and the failure continues for a period of fifteen (15) days. Notwithstanding the fact that Lessee cures arrearages in rent, if such default and curing occur three (3) times within a one (1) year period, such defaults will be deemed deliberate and not curable on the last occasion thereof.

          (b) Lessee fails to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and does not cure the failure within thirty (30) days after written notice of the failure to Lessee.

          (c) Lessee makes an assignment for the benefit of creditors. (d) Lessee deserts or vacates any substantial portion of the Rental space for a period of thirty (30) or more days.

     15.2 Remedies for Default. On the occurrence of any event

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of default specified herein, Lessor shall have the option to pursue any one or more of the following remedies:

          (a) Lessor may terminate this Lease after at least fifteen (15) days' written notice, in which event Lessee shall immediately surrender the Rental Space to Lessor. Lessor may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter on and take possession of the Rental Space and remove all persons and property without being deemed guilty of any manner of trespass, and may relet the Rental Space, or any part of the Rental Space, for all or any part of the remainder of the Lease term to a party satisfactory to Lessor at such monthly rental as Lessor, with reasonable diligence, is able to secure. Lessee agrees to pay Lessor on demand the amount of all loss and damage that lessor suffers by reason of such termination, whether through inability to relet the Rental Space on satisfactory terms or otherwise.

          (b) Lessor may enter on and take possession of the Rental Space, after at least fifteen (15) days' written notice, and relet the Rental Space for the benefit of Lessee on such terms as Lessor deems advisable, and receive the rent for the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of such reletting.

          (c) Lessor may enter on the Rental Space, without being

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     liable for prosecution or any claim for damages for such entry, and do whatever Lessee is obligated to do under the terms of this Lese to correct the default. Lessee agrees to reimburse Lessor on demand for any expenses that Lessor may incur in effecting compliance with Lessee's obligations under this Lease in this manner, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action. No re-entry or taking possession of the Rental Space by Lessor shall be construed as an election on its part to terminate this Lease, unless written notice of such intention be given to Lessee. Notwithstanding any such reletting or reentry or taking possession, Lessor may at any time thereafter elect to terminate this Lease for a previous default. The loss or damage that Lessor may suffer by reason of termination of this Lease, or the deficiency from any reletting as provided for above, shall include the expense of repossession.

     15.3 Lessor's Default. If Lessor defaults in the performance of any term, covenant, or condition required to be performed by it under this agreement, Lessee may elect to do either one of the following:

          (a) After not less than fifteen (15) days' notice to Lessor, Lessee may remedy such default by any necessary action and, in connection with such remedy, may pay expenses and employ

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     counsel. All sums expended of obligations incurred by Lessee in connection with remedying Lessor's default shall be paid by Lessor to Lessee on demand and, on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct these costs and expenses from rent subsequently becoming due under this Lease.

          (b) Lessee may terminate this Lease by giving at least fifteen (15) days' notice to Lessor of such intention. In the event Lessee elects this option, the Lease will be terminated on the date designated in Lessee's notice, unless Lessor has cured the default prior to expiration of the fifteen (15) day period.

     15.4 Cumulative Remedies. Pursuit of any of the remedies provided in this Lease by either Lessor or Lessee shall not preclude pursuit of any of the other remedies provided in this Lease or by law. Pursuit of any remedy provided in this Lease or by law by either party shall not constitute a forfeiture or waiver of any damages accruing to either party by reason of the violation of any of the terms, provisions, and covenants contained in this Lease. Nor shall pursuit of any remedies provided in this Lease by Lessor constitute a waiver or forfeiture of any rent due to Lessor under this Lease.

     15.5 Waiver of Default. No waiver by either party of any default or violation or breach of any of the terms, provisions, or

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covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants of the Lease. Forbearance by either party to enforce one or more of the remedies provided in this Lease or by law on an event of default shall not be deemed or construed to constitute a waiver of such default. Lessor's acceptance of rent following an event of default under this Lease shall not be construed as Lessor's waiver of the default.


     15.6 Surrender of Rental Space. Nothing done by Lessor or its agents during the Lease term shall be deemed an acceptance of a surrender of the Rental Space, and no agreement to accept a surrender the Rental Space shall be valid unless in writing and subscribed by Lessor.

                                ARTICLE 16. SIGNS

     Lessor shall provide an appropriate sign outside and shall list Lessee as a tenant on that sign. Lessee shall be permitted to install suitable signs in the Building lobby, elevator, and other appropriate places within the Building provided said signs comply with all applicable zoning and municipal requirements.

                            ARTICLE 17. MISCELLANEOUS

     17.1 Mortgages. Lessee accepts this Lease subject to any deeds of trust, security interests, or mortgages that might now or later constitute a lien on the Premises. Lessee must, on demand, execute any instruments, releases, or other documents that are

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required by any mortgagee for the purpose of subjection and subordinating this Lease to the lien of any such deed of trust, security interest, or mortgage constitute a lien on the Building or improvements in the Building or the Premises, Lessor has the right to waive the applicability of this Paragraph so that this Lease will not be subject and subordinate to any such deed of trust, security interest, or mortgage. Lessor agrees that it shall require that any mortgagee execute a non-disturbance and attornment agreement with respect to the Rental Space.

     17.2 Notices of Addresses. All notices to be given under this agreement shall be given by certified mail or registered mail, addressed to the property party, at the following addresses:

LESSOR:    FIRST LEHIGH BANK
           1620 POND ROAD SUITE 300
           ALLENTOWN, PA 18104-2255
           ATTN:  GEORGE M. BALTOZER

LESSEE:    KEVIN T. FOGERTY, ATTORNEY
           1620 POND ROAD SUITE 301
           ALLENTOWN, PA 18104-2255

     Either party may change the address to which notices are to be sent by giving the other party notice of the new address in the manner provided in this Paragraph.

     17.3 Binding Successors and Assigns. All rights and liability given to, or imposed on, the respective parties to this Lease shall extend to and bind the several respective successors and assigns of the parties when otherwise permitted by this Lease.

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     17.4 Reasonableness. In all instances where Lessor's or Lessee's consent, permission, or approval is required, the same shall not be unreasonably refused, withheld, or delayed.

     17.5 Pennsylvania Law to Apply. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. All obligations of the parties created by this agreement are performable in Lehigh County, Pennsylvania, which county shall be the proper forum in which to litigate any issues arising under this lease.

     17.6 Legal Construction. In the event any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of the agreement, and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been included in the agreement.

     17.7 Prior Agreements Superseded. This Lease constitutes the only agreement between Lessor and Lessee and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Lease.

     17.8 Amendment. No amendment, modification, or alteration of the terms of this Lease shall be binding unless in writing, dated subsequent to the date of this Lease, and duly executed by the Lessor and Lessee.

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     17.9 Attorney's Fees and Costs. If at any time during the term of this
Lease either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default of this Lease, then the unsuccessful party shall reimburse the successful party for reasonable attorney's fees and expenses incurred to enforce the Lease.

     17.10 Unavoidable Delay. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this Lease so long as such performance is hindered or prevented by unavoidable delays. For purposes of this Paragraph, unavoidable delays shall be defined as natural disasters; strikes, lockouts or labor disputes; government regulations, restrictions, or controls; enemy or hostile government action; civil riot; fire, floods, or nuclear accident; or any other cause not reasonably within the control of Lessor or Lessee and that by the exercise of due diligence Lessor or a Lessee is unable, wholly or in part, to prevent or overcome.

     17.11 The undersigned Lessor and Lessee execute this agreement on April 30, 1996, at Allentown, Lehigh County, Pennsylvania.

     17.12 Attached Lease Addendum and Exhibit "A" shall become a part of this lease.

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     IN WITNESS WHEREOF, the parties have executed this lease on the date first written.

                                             LESSOR
                                             FIRST LEHIGH BANK


                                             BY: /s/ GEORGE M. BALTOZER
                                                 _______________________________
                                                 GEORGE M. BALTOZER
                                                 EXECUTIVE VICE PRESIDENT


                                             LESSEE
                                             KEVIN T. FOGERTY, ATTORNEY


/s/ G.M. BALTOZER                            BY: /s/ KEVIN T. FOGERTY
___________________________                      _______________________________
Attest



                                     CONSENT

     The Owner of the Premises, Pond Associates, hereby consents to this Sub-Lease between FIRST LEHIGH BANK and KEVIN T. FOGERTY, ATTORNEY.




                                                              POND ASSOCIATES

AUGUST 30, 1996                              BY: /s/ Wilbur R. Roat
___________________________                      _______________________________
Date

                                      -22-

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                                   EXHIBIT "A"



Description of Rental Space:

     1,345 square feet of space on the third floor of the building as specifically designated by Lessor consisting as of the date of this Lease of 1,345 improved space.


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LEASE ADDENDUM FOR:  1620 POND ROAD, ALLENTOWN, PA 18104


FROM:  KEVIN T. FOGERTY, ATTORNEY


A.  Gross Leasable space as per attached plan is 1,345 sq. ft.

B. Year 1 of lease; the base rental shall be $14 per square foot for a total of $18,830 per annum, payable monthly at $1,569.17.

C. Year 2 of lease; the base rental shall be $14.50 per square foot for a total of $19,502.50 per annum, payable monthly at $1,625.20.

D. Year 3,4, & 5 of lease; the base rental shall be $15.00 per square foot for a total of $20,175.00 per annum, payable monthly at $1,681.25.

E. Lessee shall be responsible for pro-rata share (18.70%) of heat, lights, and electric for leased space on third floor.

F. Lessee shall be responsible for insurance and janitorial for leased space.

G. Lessor shall be responsible for building outside grass and snow removal, taxes, repairs, insurance of outside of building.


Total Monthly Lease:          Year  1     = $1,569.17
                              Year  2     = $1,625.20
                              Year  3     = $1,681.25
                              Year  4     = $1,681.25
                              Year  5     = $1,681.25

                       ADDENDUM TO LEASE AGREEMENT BETWEEN
                     FIRST LEHIGH BANK AND KEVIN T. FOGERTY

     THIS ADDENDUM TO LEASE AGREEMENT, made this 30th day of April, 1996, is intended to supplement and modify the written Lease Agreement to and of which it is a part, it being the intention of the parties hereto that to the extent any provisions of this Addendum conflict with or differ from any terms and provisions of the Lease Agreement, the terms of this Addendum shall control.

     AND NOW, the parties, for the good and valuable consideration stated in the Lease Agreement being executed contemporaneously herewith, and intending to be legally bound hereby, the parties agree as follows:

     1. Term - The parties acknowledge and agree that the term of this Lease may at Lessee's option and election be terminated by Lessee on thirty (30) days written notice to Lessor if for any reason whatsoever Lessee does not continue to serve as primary outside counsel for Lessor, handling foreclosures, collections, preparation of loan documentation and defense of lender liability cases, and similar routine day-to-day matters.

     2. The bookshelves installed by Lessee shall remain his property and may be removed by him at the termination of this Lease.

     IN WITNESS WHEREOF, the parties have executed this Addendum on the date and year above written.

Witness:                                 FIRST LEHIGH BANK:


/s/                                    BY: /s/ GEORGE M. BALTOZER
________________________________       _____________________________
                                       George M. Baltozer

Witness:


/s/ G.M. BALTOZER                      /s/ KEVIN T. FOGERTY
________________________________       __________________________________
                                       Kevin T. Fogerty, Esquire